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                                                                    Exhibit 23.3



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-77293 of Fifth Third Bancorp on Form S-4 of our report dated January 25, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Emerald Financial Corp. for the year ended December 31, 1998, and to the use of our report dated January 25, 1997, appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Cleveland, Ohio

May 18, 1999